SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 9, 1998



                               IMMUNOMEDICS, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                       0-12104                 61-1009366
(State or Other Jurisdiction          (Commission)             (IRS Employer
     of  Incorporation)               File Number)           Identification No.)




        300 American Road, Morris Plains, New Jersey        07950
         (Address of principal executive offices)         (Zip Code)




       Registrant's telephone number, including area code: (973) 605-8200




          (Former name or former address, if changed since last report)

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Item 5.  Other Events

         On December 9, 1998, Immunomedics, Inc. (the "Company") completed a private placement of 1,250 shares of Series F Convertible Preferred Stock, par value $.01 per share ( "Series F Stock") to several institutional investors (the "Investors") and received gross proceeds of $12,500,000.

         Each share of Series F Stock has an initial stated value of $10,000, which increases at the rate of 4% per annum (such amount, as increased from time to time, the "Liquidation Value"). The Series F Stock is convertible, in whole or in part at the option of the holder, beginning on June 8, 1999, subject to acceleration in certain instances, into such number of shares of the Company's common stock, par value $.01 per share (the "Common Stock") as is determined by dividing the Liquidation Value by the conversion price then in effect. The conversion price is equal to (a) the Variable Conversion Price (as defined below), if such Variable Conversion Price is less than the Trigger Price (as defined below), (b) the Trigger Price, if the Variable Conversion Price is equal to or greater than the Trigger Price and less than 150% of the Trigger Price or
(c) the Trigger Price plus one-half of the amount, if any, by which the Variable Conversion Price exceeds 150% of the Trigger Price, if the Variable Conversion Price is greater that 150% of the Trigger Price. The "Trigger Price" is equal to 125% of the Initial Fixed Price. The "Initial Fixed Price" is equal to the average closing bid price of the Common Stock during the 20 trading days ending June 6, 1999. The "Variable Conversion Price" is equal to the average of the 15 lowest closing bid prices for the Common Stock during the 45 trading days preceding a conversion date.

         To the extent that the Series F Stock would be convertible at a price less than 90% of the Initial Fixed Price, the Investors have agreed to certain restrictions on the number of shares of Series F Stock that can be converted during the first several months after the Series F Stock becomes convertible. Any shares of Series F Stock outstanding on December 9, 2003 will automatically be converted into Common Stock.

         Subject to certain conditions and limitations, including that the Variable Conversion Price has been at least equal to 125% of the Trigger Price for a specified period of time, the Company, during the 90-day period commencing on December 1, 1999 may, at its option, require the Investors to purchase up to an additional 750 shares ($7.5 million) of Series F Stock. Under certain circumstances and at certain prices, the Company may elect to redeem any shares of Series F Stock and under certain circumstances may require the Investors to convert their Series F Stock. The Company has granted the Investors certain participation rights if the Company issues any future floating rate convertible securities.

         Upon the  occurrence  of a Major  Transaction  (as  defined  in Section
(3)(c) of the Amended Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "Certificate of Designations")), a Trigger Event (as defined in Section (3)(d) of the Certificate of Designations), or the delisting of the Common Stock from the Nasdaq National Market other than as a result of the limitations imposed by the Exchange Cap (as defined below), the Investors may require the Company to redeem the Series F Stock at a price per share (the "Redemption Price") equal to the greater of (i) 125% of the Liquidation Value and (ii) the value of the Common Stock issuable upon conversion of the Series F Stock.

         Notwithstanding the foregoing, under the circumstances set forth below in lieu of permitting the holders of the Series F Stock to required the Company to redeem their Series F Stock, the Company may elect the following:

         (a) if, despite the best efforts of the Company, the registration statement (the "Registration Statement") under the Securities Act of 1933 covering the resale by the investors of the Common Stock issuable upon conversion of the Series F Stock is not declared effective on or before May 8, 1999; then

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the Company,  at its option, may (x) redeem the Series F Stock at the Redemption
Price or (y) pay a penalty equal to 1% of the Liquidation Value per day (the "Redemption Penalty") and readjust the Initial Fixed Price to 80% of the lowest Variable Conversion Price during the period commencing the 150th day after closing and ending on the day the Registration Statement is declared effective.

         (b) if, after the Registration Statement becomes effective and despite the best efforts of the Company to keep it available for use by the Investor; such Registration Statement ceases to be available for more than 10 consecutive days, then the Company, at its option, may (x) redeem the Series F Stock at the Redemption Price or (y) pay the Redemption Penalty and readjust the Initial Fixed Price to 80% of the lowest Variable Conversion Price during the period commencing on the day the Registration Statement became unavailable and ending on the day the Registration Statement is again available for use.

         (c) if the Common Stock is delisted from the Nasdaq National Market (other than as a result of a voluntary delisting by the Company as a result of the Exchange Cap; then the Company, at its option, may (x) redeem the Series F Stock at the Redemption Price or (y) readjust the Initial Fixed Price to 68.5% of the lowest Variable Conversion Price during the period commencing on the date of delisting and continuing for 45 days thereafter or (z) pay the Redemption Penalty.

         (d) if a purchase, tender or exchange offer is accepted by holders of more than a specified percentage of the Common Stock which was not approved or recommended by the Board of Directors of the Company or a proxy or consent solicitation is made which results is consolidation, merger or other business combination where such proxy or consent solicitation was not approved or recommended by the Board of Directors of the Company; then the Company may (x) redeem the Preferred Shares at the Liquidation Value or (y) readjust the Initial Fixed Price to 80% of the lower of (A) the lowest Variable Conversion Price during the period beginning on the date such offer or solicitation is announced and ending on the date such offer or solicitation is consummated, abandoned or terminated or (B) the Initial Fixed Price then in effect or (z) pay the Redemption Penalty.

         The Company is not required to pay the Redemption Penalty, in the aggregate, for more than 15 days (or 10 days in the case of the events set forth in clause (d) above) in any 365-day period.

         The Company also has agreed to hold a Special Meeting of Stockholders on or before March 24, 1999, to seek approval of the issuance of any shares upon conversion of the Series F Stock in excess of 20% of the number of outstanding shares of Common Stock on December 9, 1998 (i.e., 7,577,617 in accordance with the rules and The Nasdaq Market, Inc. (the "Exchange Cap"). Approval of the proposal will only require a majority of the shares voting in person or by proxy at the Special Meeting of Stockholders. Dr. Goldenberg, certain members of his family and certain executive officers of the Company, holding in the aggregate approximately 30% of the currently outstanding Common Stock have agreed to vote their shares in favor of such proposal. Such persons also have agreed not to dispose of shares constituting approximately 27% of the currently outstanding shares of Common Stock prior to such stockholders meeting. The Company has agreed, among other things, to the payment of certain penalties if the Special Meeting is not held on or before March 24, 1999 or if the proposal is not approved by stockholders.

         The Investors have agreed that if they engage in short sales transactions or other hedging activities during the 45 trading days immediately preceding a Conversion Date (the "Pricing Period") which involve, among other things, sales of shares of Common Stock, the Investors will place their sale orders for common stock in the course of such activities so as not to complete or effect any such sale on any trading day during the Pricing Period at a price which is lower than the lowest sale effected on such day by persons other than such Investor and its affiliates. The Investors also have agreed not to enter into any short sales or other hedging activities which involve, among other things, sales of shares of Common

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Stock,  during the 25 trading  days  ending  June 7, 1999 (the date on which the
Initial Fixed Price is determined).

         The Company has agreed to file the Registration Statement on or before January 23, 1999 and to maintain effectiveness (subject to certain penalties for non-compliance in addition to the penalties set forth above), of the Registration Statement. The Company has agreed to reimburse the Investors for their expenses in connection with their investment in the Series F Stock and the preparation of th Registration Statement, up to a maximum of $50,000.

         The offer and sale of the Series F Stock and the common stock issuable upon conversion thereof was made pursuant to the exemption from registration provided Regulation D under the Securities Act of 1933.

         The foregoing summaries of agreements are necessarily incomplete and selective, and are qualified in their entirety by reference to the agreements summarized, each of which is attached hereto as an exhibit

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

Exhibit No.  Description

   3.1 Amended Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of Immunomedics, Inc.

  10.1 Securities Purchase Agreement, dated December 9, 1998, by and among Immunomedics, Inc. and the Investors.

  10.2 Registration Rights Agreement by and among dated December 9, 1998, by and among Immunomedics, Inc. and the Investors.

  99.1            Press Release, dated December 9, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       IMMUNOMEDICS, INC.


                                                       By:/s/ Robert J. DeLuccia
                                                       Robert J. DeLuccia
                                                       President and
                                                       Chief Executive Officer



Date:  December 15, 1998

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